EXHIBIT 4

Exhibit 4

CHARTERED UNDER THE LAWS OF THE STATE OF MARYLAND

No.	Shares

UNITED FINANCIAL BANCORP, INC.

WEST SPRINGFIELD, MASSACHUSETTS

FULLY PAID AND NON-ASSESSABLE

PAR VALUE ONE CENT ($0.01) PER SHARE

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE

SUBJECT TO RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK OF

UNITED FINANCIAL BANCORP, INC.

a Maryland corporation

The shares evidenced by this certificate are transferable only on the books of United Financial Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

This certificate is not valid unless countersigned and registered by the Registrar and Transfer Agent.

IN WITNESS WHEREOF, United Financial Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be hereunto affixed.

By		[SEAL]	By
	DIANE P. WILSON			RICHARD B. COLLINS
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of United Financial Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this Certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend certain sections of the Articles of Incorporation.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)
TEN ENT	-	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list

For value received,                                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

                                 Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                       Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.